EXHIBIT 99.1

Conexus Acquires a Majority Interest in Bitcoin Direct LLC

Operator of Automated Bitcoin Machines (ABMs) for Consumers

(New York, NY) – May 19, 2015 - Conexus Cattle Corp., (OTC: CNXS) announced today the acquisition of a 51% membership interest in Bitcoin Direct LLC, Nevada limited liability company (“Bitcoin” or the “Company”), which provides bitcoin transaction solutions for consumers in what we believe is a rapidly expanding industry, still in its infancy. Bitcoin’s initial focus is aimed at installing and servicing its ABMs (Automated Bitcoin Machines) in multiple locations. The ABMs provide consumers with the ability to instantaneously purchase bitcoins through their mobile devices. Currently, the Company has installations serving the major metropolitan centers of New York City and Montreal. The Company anticipates rapidly expanding its network of Company owned ABMs in the coming months.

In addition to operating its own bitcoin ABMs, the Company also anticipates partnering with local operators to create an integrated bitcoin distribution network in high traffic locations across North America. The Company, through its relationships with leading bitcoin miners, plans to supply bitcoins, as well as provide ABM equipment to these local operators.

Bitcoin plans to offer a full range of bitcoin transaction solutions to a wide variety of industries, including remittance and gaming, among others.

Under the terms of the transaction, Conexus, Bitcoin, and all of the members of Bitcoin, entered into a Securities Exchange Agreement, pursuant to which Conexus acquired memberships interests representing 51% of Bitcoin in exchange for 500 shares of the Conexus’s Series H Preferred, with an aggregate stated value equal to $500,000 (the “Exchange Agreement”). In accordance with the terms of the Exchange Agreement, Conexus agreed to provide a working capital facility to Bitcoin in an amount up to $300,000 to be utilized by Bitcoin as needed, and to be repaid by Bitcoin from working capital generated from Bitcoin’s operations. In addition, the Exchange Agreement provides an option to the members of Bitcoin for a period of five years to repurchase from the Conexus 10% of the Bitcoin membership interests held by Conexus for $250,000. Addition details of the transaction are included in the Conexus’ Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

Conrad Huss, President of Conexus commented: “We are excited to have acquired the majority interest in Bitcoin Direct LLC, along with its experienced management team. Our strategy is to provide sound, profitable, bitcoin transaction solutions to consumers, and to assist a variety of industries as they grow their markets. The Company is ready to help pioneer and promote the consumer adoption of bitcoin through automated solutions across North America.”

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About Bitcoin Direct LLC

Bitcoin Direct LLC provides bitcoin transaction solutions for consumers. Bitcoin’s initial focus is aimed at installing and servicing its ABMs (Automated Bitcoin Machines) in multiple locations. The ABMs provide consumers with the ability to instantaneously purchase bitcoins through their mobile devices. Currently, the Company has installations serving the major metropolitan centers of New York City and Montreal.

Safe Harbor

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include statements regarding the elimination of debt positioning the Company for growth and the vote of confidence in the growth plans. All forward-looking statements in this press release are made as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements and include the Company’s ability to complete its intended growth plans in a timely manner and the other factors discussed in Current Reports on Form 8-K. Copies of these filings are available at www.sec.gov

CONTACT INFORMATION

•	Investor Contact: Stephanie Prince Managing Director, Investor Relations and Capital Markets PCG Advisory 646.762.4518 sprince@pcgadvisory.com www.pcgadvisory.com

•	Media Contact:
Sean Leous Managing Director, Media Relations PCG Advisory 646.863.8998 sleous@pcgadvisory.com www.pcgadvisory.com